COMPUTATION OF EARNINGS PER COMMON SHARE
                                                  (UNAUDITED)
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                                   JUNE 30,                      JUNE 30,
                                                                             1999           2000           1999           2000
                                                                          ------------   ------------  -------------  -------------
BASIC EARNINGS
  Income before the cumulative effect of a change
    in accounting principles and extraodinary items ..............        $ 16,264        $ 24,397        $ 27,780         $ 35,154
  Cumulative effect of a change in
    in accounting principles .....................................            --              --            (5,315)            --
                                                                          --------        --------        --------         --------
  Income before extraordinary items ..............................          16,264          24,397          22,465           35,154
  Extraordinary items ............................................            --              --              --               (302)
                                                                          --------        --------        --------         --------
  Net earnings ...................................................        $ 16,264        $ 24,397        $ 22,465         $ 34,852
                                                                          ========        ========        ========         ========

  Shares:
    Weighted average number of common
      shares outstanding .........................................          51,321          45,120          51,829           46,536
                                                                          ========        ========        ========         ========

  Basic earnings per common share:
    Income before the cumulative effect of a change
      in accounting principles and extraodinary items ............        $   0.32        $   0.54        $   0.54         $   0.75
  Cumulative effect of a change in
    accounting principles ........................................            --              --             (0.10)            --
  Extraordinary items ............................................            --              --              --               --
                                                                          --------        --------        --------         --------
      Net earnings ...............................................        $   0.32        $   0.54        $   0.44         $   0.75
                                                                          ========        ========        ========         ========

DILUTED EARNINGS

  Income before the cumulative effect of a change
    in accounting principles and extraodinary items ..............        $ 16,264        $ 24,397        $ 27,780           35,154
  Cumulative effect of a change in
    accounting principles ........................................            --              --            (5,315)            --
                                                                          --------        --------        --------         --------
  Income before extraordinary items ..............................          16,264          24,397          22,465           35,154
  Extraordinary items ............................................            --              --              --               (302)
                                                                          --------        --------        --------         --------
      Net earnings as adjusted ...................................        $ 16,264        $ 24,397        $ 22,465         $ 34,852
                                                                          ========        ========        ========         ========

  Shares:
    Weighted average number of common
      shares outstanding .........................................          51,321          45,120          51,829           46,536
    Options issued ...............................................           1,653             733           1,447              695
                                                                          --------        --------        --------         --------
  Weighted average number of common
    shares outstanding as adjusted ...............................          52,974          45,853          53,276           47,231
                                                                          ========        ========        ========         ========

  Diluted earnings per common share:
    Income before the cumulative effect of a change
      in accounting principles ...................................        $   0.31        $   0.53        $   0.52         $   0.74
  Cumulative effect of a change in
    accounting principles ........................................            --              --             (0.10)            --
  Extraordinary items ............................................            --              --              --               --
                                                                          --------        --------        --------         --------
    Net earnings .................................................        $   0.31        $   0.53        $   0.42         $   0.74
                                                                          ========        ========        ========         ========
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